UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 24, 2015

KLX Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-36610	47-1639172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida (Address of principal executive offices)	33414-2105 (Zip Code)

Registrant’s telephone number, including area code:  (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c) Appointment of Certain Officers

On February 24, 2015, the Board of Directors of KLX Inc. (the “Company”) appointed Heather Floyd, the Company’s Vice President—Finance and Corporate Controller, to serve as the Company’s principal accounting officer.

Biographical information for Ms. Floyd is included in the Company’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on November 26, 2014.

5.02(e) Compensatory Arrangements of Certain Officers

On February 27, 2015,  the Company entered into amended and restated employment agreements with each of Amin J. Khoury, Chairman and Chief Executive Officer, Thomas P. McCaffrey, President and Chief Operating Officer, Michael F. Senft, Vice President—Chief Financial Officer and Treasurer, and Roger Franks, General Counsel, Vice President—Law and Human Resources.  All of the substantive terms of such employment agreements were unchanged, except as follows.

The automatic renewal feature of each of Mr. Khoury’s, Mr. McCaffrey’s, Mr. Senft’s and Mr. Franks’s employment agreement was amended so that on each anniversary of the effective date of each agreement, the three-year employment term is automatically extended by one year, unless either party gives at least 30 days’ written notice.

The severance payment due to each employee upon the occurrence of events that trigger the requirement of such payments has been amended as follows:

Mr. Khoury—If the Company terminates Mr. Khoury for any reason, upon Mr. Khoury’s death or incapacity, upon a change of control of the Company or if Mr. Khoury resigns for “Good Reason,” Mr. Khoury is entitled to (i) any accrued and unpaid salary and benefits through the termination date, (ii) any earned but unpaid bonuses payable to Mr. Khoury for any fiscal periods ending prior to the termination date and (iii) a lump-sum amount equal to the sum of (A) a prorated portion of 175% of Mr. Khoury’s then current salary, with the prorated amount to be determined based on the number of days that Mr. Khoury was employed by the Company in the year during which the termination date occurs, (B) Mr. Khoury’s salary for the remainder of the employment term, (C) the retirement contributions (quarterly contributions of 25% of Mr. Khoury’s salary) that would have been made during the remainder of the employment term and (D) two times Mr. Khoury’s target bonus.  In addition, any equity awards granted to Mr. Khoury that would not vest on or prior to the termination date will vest and be exercisable immediately, and, notwithstanding any termination of employment provisions set forth in the applicable agreement or related plan, all equity awards will continue to be exercisable until their original stated expiration date. Mr. Khoury’s agreement was also amended to provide that, with regard to the annual key employee long term incentive grant, the grant date fair value of the annual equity awards granted to Mr. Khoury will not be less than 325% of Mr. Khoury’s then current salary.

Mr. McCaffrey—Upon Mr. McCaffrey’s death, incapacity, termination by the Company without “Cause,” resignation for “Good Reason” or upon a change of control of the Company, Mr. McCaffrey will be entitled to (i) a lump-sum amount equal to the sum of (A) a prorated portion of 150% of Mr. McCaffrey’s then current salary, with the prorated amount to be determined based on the number of days that Mr. McCaffrey was employed by the Company in the year during which the termination date occurs, (B) Mr. McCaffrey’ salary for the remainder of the employment term, (C) the retirement contributions (quarterly contributions of 25% of Mr. McCaffrey’s salary) that would have been made during the remainder of the employment term, and (D) two times Mr. McCaffrey’s target bonus and (ii) a lump-sum amount equal to (A) any accrued and unpaid salary, automobile allowance, vacation time and benefits through the termination date and (B) any earned but unpaid bonuses payable to Mr. McCaffrey for any fiscal periods ending prior to the termination date.  In addition, any equity awards granted to Mr. McCaffrey that would not vest on or prior to the termination date will vest and be exercisable immediately, and, notwithstanding any termination of employment provisions set forth in the applicable agreement or related plan, such equity awards will continue to be exercisable until their original stated expiration date.

Mr. Senft—Upon Mr. Senft’s death, incapacity, termination by the Company without “Cause,” resignation for “Good Reason” or upon a change of control of the Company, Mr. Senft will be entitled to (i) a lump-sum amount equal to the sum of (A) a prorated portion of 75% of Mr. Senft’s then current salary, with the prorated amount to be determined based on the number of days that Mr. Senft was employed by the Company in the year during which the termination date occurs, (B) Mr. Senft’s salary for the remainder of the employment term, (C) the retirement contributions (quarterly contributions of 25% of Mr. Senft’s salary) that would have been made during the remainder of the employment term and (D) two times Mr. Senft’s target bonus and (ii) a lump-sum amount equal to (A) any accrued and unpaid salary, automobile allowance, vacation time and benefits through the termination date and (B) any earned but unpaid bonuses payable to Mr. Senft for any fiscal periods ending prior to the termination date.  In addition, any equity awards granted to Mr. Senft that would not vest on or prior to the termination date will vest and be exercisable immediately, and, notwithstanding any termination of employment provisions set forth in the applicable agreement or related plan, such equity awards will continue to be exercisable until their original stated expiration date. Mr. Senft’s employment agreement was also amended to provide that, beginning 90 days after the effective date of the agreement, on a quarterly basis the Company will make a tax deferred contribution to the KLX Inc. Deferred Compensation Plan equal to 25% of Mr. Senft’s salary at the time of such contribution.

Mr. Franks—Upon Mr. Franks’s death, incapacity, termination by the Company without “Cause,” resignation for “Good Reason” or upon a change of control of the Company, Mr. Franks will be entitled to a lump-sum amount equal to the sum of (i) a prorated portion of 75% of Mr. Franks’s then current salary, with the prorated amount to be determined based on the number of days that Mr. Franks was employed by the Company in the year during which the termination date occurs, (ii) Mr. Franks’s salary for the remainder of the employment term, (iii) the maximum annual contribution under the Company’s deferred compensation plan of 7.5% of Mr. Franks’s total base salary and annual cash bonus (with such maximum amount to be determined in accordance with the terms of the applicable deferred compensation plan) that would have been made during the remainder of the employment period and (iv) two times the Mr. Franks’s target bonus.

On February 26, 2015, the Company entered in an employment agreement with John Cuomo, Vice President and General Manager, Aerospace Solutions Group.  The employment agreement has a three-year term, with automatic annual renewals on each anniversary of the effective date unless the option not to renew is exercised by either party not less than thirty days prior to the anniversary date.

Mr. Cuomo will receive an annual salary of $360,081, subject to adjustment from time to time, an annual target bonus up to 75% of his salary, reimbursement of all reasonable business expenses, an automobile allowance of $1,100 per month and will be eligible to participate in all benefits plans made available to employees and executives generally and will be able to participate in the Company’s equity incentive plan.  If Mr. Cuomo’s employment with the Company is terminated without “Cause,” due to his death or “Incapacity” or if there is a “Change of Control,” Mr. Cuomo will be entitled to an amount equal to the sum of (i) a prorated portion of 75% of the Mr. Cuomo’s then current salary, with the prorated amount to be determined based on the number of days that Mr. Cuomo was employed by the Company in the year during which the termination date occurs, (ii) Mr. Cuomo’s salary for the remainder of the employment term, (iii) the maximum annual contribution under the Company’s deferred compensation plan of 7.5% of Mr. Cuomo’s total base salary and annual cash bonus (with such maximum amount to be determined in accordance with the terms of the applicable deferred compensation plan) that would have been made during the remainder of the employment period and (iv) two times Mr. Cuomo’s target bonus.

The foregoing descriptions of the employment agreements for Messrs. Khoury, McCaffrey, Senft, Franks and Cuomo are intended to summarize certain terms thereof and are qualified in their entirety by reference to the applicable employment agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2015, the Board of Directors of the Company determined to change the Company’s fiscal year end from December 31 of each year to January 31 of each year.

Under the applicable rules of the Securities and Exchange Commission, since the change in fiscal year results in a transition period of one month or less, the Company will include information for the transition period from January 1, 2015 to January 31, 2015 in its Quarterly Report on Form 10-Q for the quarterly period ending April 30, 2015.

Item 8.01 Other Events.

The Company is filing herewith the forms of award agreements pursuant to the KLX Inc. Long-Term Incentive Plan attached hereto as Exhibits 10.1 through 10.3.

Exhibits 10.1 through 10.3 are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1	Form of Restricted Stock Award Agreement
10.2	Form of Restricted Stock Unit Award Agreement
10.3	Form of Stock Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 2, 2015

KLX INC.

By:	/s/ Michael F. Senft
Name: Michael F. Senft
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Form of Restricted Stock Award Agreement
10.2	Form of Restricted Stock Unit Award Agreement
10.3	Form of Stock Option Award Agreement